                                        LEASE



         THIS LEASE ("Lease") is made as of January 1, 1997, by and between SAM AVILA and MARGARET J. AVILA, as trustees under declaration of trust dated August 16, 1989, and MARGARET J. AVILA and VALARIE BASSETTI (also known as Valerie Bassetti) successor co-trustees of the testamentary trust of Joseph Laberere, deceased, and SAM AVILA, also known as Samuel R. Avila, Jr., and MARGARET J. AVILA, husband and wife, hereinafter collectively called "Lessor," and SCHEID VINEYARDS AND MANAGEMENT CO., a California corporation, hereinafter called "Lessee."

         Lessor hereby leases to Lessee, and Lessee hereby takes and hires from Lessor, up to 1100 acres (or such amount of acres deemed to be plantable as determined by a survey (the "Survey"), at the expense of Lessee, of the property and agreed to by Lessor and Lessee) of farming land located in Monterey County, California, as more specifically described on "Exhibit A" attached hereto and made a part hereof. Said land is hereinafter referred to as the "Property" and the portion of the Property leased from time to time, as determined pursuant to Paragraph 1 below, is hereinafter referred to as the "Premises."

         The terms and conditions of this Lease are as follows:

         1. PREMISES. Lessor hereby grants to Lessee the option to lease all or any portion of the Property on the terms of this Lease, to be exercised as follows: (a) on or before March 31, 1997, Lessee shall have the option to lease not less than 100 acres of the Property (the "Initial Takedown") and (b) on or before March 31 of each of 1998, 1999 and 2000, Lessee shall have the option to lease additional acres of the Property (each, a "Subsequent Takedown") in an amount not less than the lesser of (i) the balance of the Property then subject to this option to lease and (ii) (A) for the option to be exercised on or before March 31, 1998, the excess (if

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any) of 500 acres over the number of acres in the Initial Takedown, (B) for the option to be exercised on or before March 31, 1999, the excess (if any) of 900 acres over the aggregate number of acres in the Initial Takedown and any prior Subsequent Takedowns, and (C) for the option to be exercised on or before March 31, 2000, 400 acres. Lessee shall exercise any such option by providing written notice thereof to Lessor, which notice shall set forth the number of acres subject to such option exercise and the legal description of such acreage. In the event that Lessee shall fail to make the Initial Takedown, Lessor shall have the right to terminate this Lease, in which event the parties shall have no further rights or obligations under this Lease. In the event that Lessee shall fail to make a Subsequent Takedown in any applicable year AND the amount of acres determined under clause (b)(ii) above is greater than zero (0), the aggregate maximum acres of the Property that Lessee may lease pursuant to this option to lease shall be reduced by 100 acres.

         Lessor acknowledges and agrees that Lessee may farm and manage all or any portion of the Premises for one or more wineries and that any such winery may require that the portion of the Premises allocable to such winery be leased by Lessor directly to such winery. Lessor agrees that any such direct lease (on terms substantially similar to the terms of this Lease) to a winery approved by Lessor (which approval shall not be unreasonably withheld or delayed) shall be deemed to constitute all or part of the Initial Takedown or any Subsequent Takedown for purposes of this Paragraph. Lessor agrees to cooperate with Lessee and any such winery in the negotiation, execution and delivery of any such direct lease.

         The portion of the Property that is not included in the Premises, at any relevant time, is referred to hereinafter as the "Option Acreage." Lessor agrees that Lessor shall not sell, lease or otherwise transfer all or any portion of the Option Acreage, or agree to do any of the foregoing, on or prior to the date (the "Option Termination Date") that is the earlier of (x)

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March 31, 2000 and (y) the date Lessee shall have made the final Subsequent
Takedown or shall have waived its option to make all unexercised Subsequent Takedowns.

         2. TERM. The term (as extended from time to time, the "Term") of this Lease is thirty (30) years commencing as of the date hereof, and ending December 31, 2026, subject to the options to extend referred to in Paragraph 24 below. Notwithstanding the foregoing, in the event that on or before March 31, 1997 (the "Sale Agreement Date"), Lessee shall not have entered into a sale agreement (in form and substance acceptable to Lessee) with respect to the crops to be grown on the Premises to be included in the Initial Takedown (a "Sale Agreement"):

         (a) Lessor or Lessee, by written notice provided to the other party, may elect to terminate this Lease, in which event the parties shall have no further rights or obligations under this Lease; or

         (b) Lessor and Lessee may agree to extend the Sale Agreement Date from March 31, 1997 to a later date.

         3. USE. The Premises shall be used for the planting, growing and harvesting of crops, including but not limited to wine grapes, and uses incidental thereto as set forth in Paragraph 10 below, but for no other purpose. All farming operations of Lessee shall be conducted in accordance with the methods practiced in the vicinity, including the taking of necessary precautions to prevent erosion or other damage to the Premises, so that at the termination of this Lease said Premises will be returned to Lessor in the same condition as when received at the beginning of this Lease or as improved pursuant to the terms of this Lease, reasonable use, wear and damage by the elements excepted. Lessee shall make diligent effort to prevent the spread of all noxious weeds and crop-destroying rodents upon the Premises during the Term.

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         Notwithstanding the foregoing provisions of this Section 3, the Lessor hereby reserves for the benefit of Lessor, his immediate family and his heirs
(a) a right of way through the Property for reasonable ingress and egress to adjacent property currently owned by Lessor; provided that the route of such right of way shall be mutually agreed upon by Lessor and Lessee and (b) the right to hunt on the Property; provided that such activity does not interfere with Lessee's use of the Premises or result in any damage to the improvements on the Premises. In addition, from the date of execution hereof through December 31, 1999, Lessee hereby grants the following access to the Premises to Mr. Sam
Avila: (i) access to the existing shop (the "Shop") on the Premises during normal business hours when personnel of Lessee are present and the Shop is open;
(ii) unlimited access to the concrete slab located immediately adjacent to the Shop within the fenced area surrounding the Shop for the purpose of cleaning
Mr. Avila's cattle trucks; and (iii) unlimited access to the air compressor located in the Shop area; provided that, in each such case, such access and related activities of Mr. Avila do not interfere with Lessee's use and operation of the Premises and the Shop or result in any damages to the improvements on the Premises.

         4. RENT. As and for the rental of the Premises during the Term, Lessee agrees to pay to Lessor (a) with respect to each of calendar years 1997 and 1998 the sum of $200.00 per acre, (b) with respect to each of calendar years 1999 and 2000, the sum of $225.00 per acre, and (c) with respect to each calendar year thereafter, the sum of $250.00 per acre (subject, however to adjustment as set forth in Paragraph 5 below), payable in advance without deduction or offset, except as provided in Paragraphs 8 and 23 below. The annual rental shall be paid (i) for calendar year 1997, in full on the date of the Initial Takedown and (ii) for each calendar year thereafter, in equal semi-annual installments on the 1st day of January and the 1st day of July of each such year.

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         5.   PERIODIC RENT ADJUSTMENT.  The annual rental to be paid by
Lessee, as set forth in Paragraph 4 above, shall be adjusted at the end of the tenth (10th) full calendar year of the Term and, thereafter, at the end of each successive five (5)-year period during the Term. The rent adjustment shall be made to reflect the prevailing rental rate at the time of each adjustment for land of like kind and quality with a comparable water supply and comparable improvements, located in Monterey County, California south of San Ardo; provided, that no consideration shall be given to the value of improvements made by Lessee upon the Premises; provided further, that if at the time of a particular adjustment the Premises are planted to vineyard, the lands to be used for comparison purposes shall consist solely of Monterey County vineyards located south of San Ardo ("Comparable Vineyards"), but only (i) those Comparable Vineyards which have had a rent adjustment within the previous three
(3) years, and (ii) there shall be excluded from the rental rates of such Comparable Vineyards any rental paid for the value of the vineyards thereon and the value of any improvements thereon comparable to the improvements made by Lessee upon the Premises. Lessor and Lessee acknowledge and agree that rental rates on properties underlying Comparable Vineyards may include amounts being paid in consideration of obligations and liabilities other than the rental of such property (for example, the performance of services, contracts and other agreements or the payment of fees, costs or other expenses), and consideration paid for such other liabilities and obligations shall not be taken into account in the determination of the prevailing rental rates.

         6. ARBITRATION. If the parties hereto are unable to reach agreement as to any rent adjustment to be made pursuant to the provisions of Paragraph 5 above, the matter shall be determined by arbitration. Except as otherwise specifically provided in this lease, the arbitration proceedings shall be conducted according to the rules and procedures set forth in Title 9 of Part III (commencing with Section 1280) of the Code of Civil Procedure. A panel of three
(3)

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arbitrators shall be selected by mutual agreement of the parties, but if the parties cannot agree on such selection, then each party shall appoint one (l) arbitrator and the third or "neutral" arbitrator shall be appointed as provided in Section 1281.6 of the Code of Civil Procedure upon the petition of either party hereto. No person shall be appointed to serve as an arbitrator unless he or she is qualified by membership in the American Institute of Appraisers of the National Association of Realtors ("M.A.I.") and has been regularly engaged in making appraisals of agricultural property in Monterey, San Luis Obispo and/or San Benito Counties, California, during the previous five (5) years (a "Certified Appraiser"). The decision of any two (2) of said arbitrators, made and entered as provided in Sections 1282 and 1282.2 of the Code of Civil Procedure, shall be conclusive and binding upon the parties hereto. Costs of said arbitration proceedings shall be borne and paid by the parties hereto in equal shares, except that attorneys' fees, fees paid to witnesses, and other expenses incurred by a party for that party's own benefit, shall be paid by the party incurring the same. Pending completion of said arbitration proceedings, Lessee shall continue to make all rental payments as the same become due hereunder, upon the understanding and agreement that when said proceedings have been completed said rental payments will be adjusted, up or down, in accordance with the arbitration award and the excess or deficient portion of said rental payments shall be remitted by Lessor or Lessee, as applicable.

         7. TAXES AND ASSESSMENTS; LAND CONSERVATION AGREEMENTS. Lessee shall pay, prior to delinquency, all real and personal property taxes and assessments levied on or assessed against the Premises and against improvements now or hereafter located on the Premises, prorated for the Term of this Lease. During the period commencing on the date hereof and ending on the Option Termination Date, Lessee shall pay, prior to delinquency, all real property taxes and assessments levied on or assessed against that portion of the Option Acreage deemed

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to be plantable as determined by the Survey (the "Plantable Option Acreage") and
against improvements now located on the Plantable Option Acreage, prorated for any partial tax year; provided that the amount of any such taxes and assessments for any tax year shall not exceed $5.00 per acre, prorated for any partial tax year. Lessor shall be liable for the payment of any taxes and assessments levied on or assessed against the Plantable Option Acreage and against improvements now located on the Plantable Option Acreage in excess of such amount. Lessee shall have the right at Lessee's sole expense, to protest or contest the validity or amount of any such taxes or assessment. If Lessee protests or contests any such tax or assessment, Lessee may withhold or defer payment thereof, but shall protect Lessor and the Premises or the Plantable Option Acreage, as applicable, from any lien by adequate surety bond or other appropriate security acceptable to Lessor. Lessor hereby appoints Lessee as Lessor's attorney-in-fact for the purpose of making all payments to taxing authorities and for the purpose of protesting or contesting any tax or assessment payable by Lessee. Lessor shall, at Lessee's expense, cooperate with Lessee in the contest or adjustment of taxes payable by Lessee. Without
Lessee's prior written consent, Lessor shall neither give any notice of non-renewal of any land conservation agreement (executed under the California Land Conservation Act of 1965) relating to the Premises or the Option Acreage, nor agree with the County of Monterey to a mutual cancellation thereof.

         8.   REPRESENTATION AND WARRANTIES.

         (a) Lessor represents and warrants to Lessee as follows: (i) Lessor owns good title to the Property; and (ii) no zoning or other governmental laws, ordinances, rules or regulations prohibit or restrict the use of the Property by Lessee as contemplated by this Lease.

         (b) Each party hereto represents and warrants to the other party as follows: (i) such party has full power and authority to execute and deliver, and to perform the obligations of such party under, this Lease; and (ii) the execution, delivery and performance of this Lease by such party does not and will not constitute a breach or default under any material agreement, lease or instrument to which such person is a party or by which such person or the Property is bound.

         (c) Lessee acknowledges that Lessor has not made any express or implied warranty or representation concerning the availability of water or water quality. Notwithstanding the foregoing, if water rights relating to the Premises and the Option Acreage are challenged, Lessor and Lessee shall jointly pursue the protection and preservation of said rights, and shall equally bear the reasonable expenses thereof. Notwithstanding the foregoing, if at any time there shall not be water of sufficient quantity and quality from existing wells to properly irrigate vineyards which Lessee has placed on the Premises or to otherwise farm the Premises in a proper manner, Lessee shall give notice thereof to Lessor and, thereafter, Lessee may, at Lessee's option, make a reasonable effort (after consultation with Lessor with respect thereto) to restore the water supply including, at Lessee's option, the drilling of a new well or wells; provided that Lessee shall be entitled to a credit against the rental payable hereunder for all costs incurred by Lessee in connection with the restoration of the water supply (the "Water Costs"), as follows: (i) if the Water Costs are less than the aggregate rental to be paid over the five-year period beginning with the first semi-annual rental installment due after the commencement of such restoration (the "Water Cost Recapture Period"), the credit for the Water Costs shall be prorated against the rental installments payable during the Water Cost Recapture Period; and (ii) if the Water Costs exceed the aggregate rental to be paid during the Water Recapture Period, the credit for the Water Costs shall be offset against each rental installment payable during the Water Cost Recapture Period and each rental installment payable thereafter until the aggregate offset equals the Water Costs. If Lessee's efforts to restore the water supply are unsuccessful or Lessee does not elect to undertake such efforts, Lessee shall have the right to terminate this Lease by giving thirty (30) days prior written notice of such termination to Lessor (any such termination being a "Water Deficiency Termination"). For purposes of this Paragraph, "sufficient quantity" of water means a combined production of 4,500 gallons of water per minute from the two (2) wells operating on the Property as of the date hereof.

         9. REPAIRS. Subject to the terms of Paragraph 8(c), Lessee shall, at Lessee's sole cost and expense, keep and maintain the Premises, including improvements now or hereafter installed thereon while the same are reasonably needed for agricultural purposes, in good order and condition at all times. Except as provided in Paragraph 8(c), Lessor shall not be called upon to make any repairs, replacements or improvements whatsoever upon the said Premises, or any part thereof. Notwithstanding the foregoing, Lessee shall not be responsible for, and Lessor shall indemnify and hold Lessee harmless from, any environmental or other condition affecting the Premises which constitutes a violation of any applicable law, regulation, rule or order; provided, however, that Lessor shall not be required to indemnify and hold Lessee harmless from any such condition that is caused by Lessee or its employees, agents or contractors.

         10. IMPROVEMENTS. This Lease is executed with the understanding and agreement that the Lessee is not obligated to make any improvements to the Property, but that if Lessee elects to do so, said improvements shall consist of the planting of a wine grape vineyard and the installation of buildings, equipment and facilities which Lessee may require for the development and operation of said property as a vineyard. Except as provided in

Paragraph 8(c), the full cost of said improvements shall be borne and paid by Lessee, without any contribution whatsoever by Lessor. The construction and installation of these or any other improvements made to the Property by the Lessee shall be subject to the following conditions:

         (a) At least ten (10) days but not more than thirty (30) days before commencement of any construction on or improvement to the Property which will cost in excess of $10,000.00, Lessee shall notify Lessor of Lessee's intention to commence said work. The notice shall specify the approximate location and nature of the intended improvements and shall state the approximate date on or after which work is to commence. Lessor shall have the right to post and maintain on the Property any notices of nonresponsibility provided for under applicable law.

         (b) Lessee shall not suffer or permit to be enforced against the Property or any part thereof any mechanic's, materialman's, contractor's, or subcontractor's lien arising from any work of improvement made by Lessee, however it may arise. However, Lessee may in good faith and at Lessee's own expense contest the validity of any such asserted lien, provided Lessee has furnished the bond required in Civil Code Section 3143 (or any comparable statute hereafter enacted for providing a bond or other assurance freeing the Property from the effect of such a lien claim.)

         (c) Lessee shall indemnify Lessor against all liability and loss of any type arising out of work performed on the Property by or for Lessee, together with reasonable attorneys' fees and all costs and expenses incurred by Lessor in negotiating, settling, defending, or otherwise protecting against such claim should Lessee fail to do so.

         (d) If Lessee does not cause to be recorded the bond described in Civil Code Section 3143 or otherwise protect the property under any alternative or successor statute, and if a final judgment is rendered against Lessee by a court of competent jurisdiction for the foreclosure of a mechanic's, materialman's, contractor's or subcontractor's lien claim, and if Lessee fails to stay an execution of the judgment by lawful means or to pay the judgment, Lessor shall have the right, but not the duty, to pay or otherwise discharge, stay, or prevent the execution of any such judgment or lien or both. Lessee shall reimburse Lessor for all sums paid by Lessor under this subparagraph (d), together with all Lessor's reasonable attorneys' fees and costs, plus interest on those sums, fees, and costs at the highest legal rate allowed under the laws of California from the date of payment until the date of reimbursement.

All improvements constructed or installed on the Property by Lessee shall be owned by Lessee during the Term. At the conclusion of the Term, or upon any earlier termination of this Lease however occurring, Lessee shall surrender the Property and improvements, if any, to Lessor and as of said date said improvements shall become part of the real property and shall belong solely to Lessor; provided that, in the event of a Water Deficiency Termination, at the option of Lessee, Lessee shall be entitled to retain ownership of and remove all improvements constructed or installed on the Property by Lessee.

         11. WATER. Lessee shall have the full use of any and all water rights appurtenant to the Property and shall have the right, for its own use, to develop such reservoirs and drill such wells as it may deem necessary to furnish sufficient water for agricultural use on the Premises; provided, however, that, without the prior written consent of Lessor, no irrigation water produced by Lessee on the Property shall be transported for use off the Premises. Lessor shall be entitled to use a reasonable amount of water from the Property for a water truck and/or a fire truck owned and operated by Mr. Jeff Avila for the following purposes: (a) emergency fire fighting and (b) refilling the cattle water trough of Mr. Avila in the event of a failure of Mr. Avila's water system; provided, however, that, in each such case, the use of such water by

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Mr. Avila shall not result in Lessee having insufficient water for its own use on the Premises. Mr. Avila shall provide advance notice to Lessee of his intended use of water for refilling his cattle water trough but shall not be required to provide such notice with respect to emergency fire fighting use. Lessee agrees that Lessor shall reserve an easement to extend a pipeline from well sites existing as of the date hereof on the parcels of Messrs. Jeff Avila and George Wygal (which parcels are referenced on "Exhibit A" hereto, but are excluded from the Property described on "Exhibit A" hereto), or any replacement well sites on such parcels, over a route to be mutually agreed upon by Lessee and Lessor. Said pipeline easement shall provide for reasonable access to the Property for the purposes of installation, repair, maintenance and replacement of said pipeline, and said pipeline shall transport water only from such existing or replacement well sites.

         12. UTILITIES AND SERVICES. Lessee shall pay for all utilities and services used by Lessee upon the Property during the Term.

         13. INSURANCE. During the Term, Lessee shall, at Lessee's sole cost and expense, maintain insurance with reputable insurance carriers against such risks and in such amounts as is customarily carried by companies of established reputation engaged in the same or similar business and similarly situated, including public liability, property damage and workers' compensation; provided that the public liability insurance shall be in an amount not less than $1,000,000 for each occurrence. Lessee shall cause such policy or policies of insurance to show Lessor as an additional insured thereunder and to provide that such policy or policies may not be cancelled or amended without at least thirty
(30) days prior written notice to Lessor. Upon the request of Lessor, a certificate of insurance evidencing such coverage shall be provided to Lessor. Each party to this Lease waives any right of action such party may later acquire against the other for the recovery of any loss or damage to any of such party's property which

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is insured under valid and collectible insurance policies, to the extent of any recovery collectible under such insurance.

         14. ENTRY, INSPECTION AND USE BY LESSOR. Lessee shall permit Lessor, and Lessor's agents and assigns, at all reasonable times, to enter the Premises and to use the roads established on the Premises now or in the future for the purpose of inspection, reasonable ingress and egress to and from public roads and to and from other lands owned by the Lessor, the posting of notices, the exercise of any right given to or retained by Lessor under the provisions of this Lease, or any other lawful purpose. To facilitate such access, Lessee shall supply Lessor, its agents and assigns, with keys to gates to the Premises.

         15. OIL AND GAS LEASES. Notwithstanding anything to the contrary contained in this Lease, Lessor shall have the right at any time or from time to time to execute oil, gas or mineral leases with respect to the Premises; provided, that neither Lessor nor said mineral lessee shall have the right, without prior written consent of Lessee, to enter upon the surface of the Premises or the upper 500 feet thereof to explore for, produce, or extract oil, gas or other minerals. All oil, gas or mineral leases hereafter executed by Lessor with respect to the Premises shall contain a provision making the lessee therein primarily liable to Lessor and Lessee, as their respective interests may appear, for all damages to livestock, crops, vines, trees, fences, roads, ditches, buildings and other improvements on the Premises, caused by said lessee's operations thereon. Lessor hereby agrees to indemnify and hold harmless Lessee from and against all such damages.

         16. NUISANCE; COMPLIANCE WITH LAWS. Lessee shall not knowingly do, or permit to be done, or knowingly keep, or permit to be kept, in or about the Premises, anything which shall be a nuisance or which shall be in violation of any law, ordinance, rule or regulation of any governmental authority.

         17. CONDEMNATION. If during the Term all or any portion of the Premises is condemned, or conveyed under threat of condemnation, for public use, the parties hereto agree as follows:

         (a) The respective rights of the parties shall depend upon whether there is a "Total Taking," a "Substantial Taking," or a "Partial Taking," said terms being defined as follows:

              TOTAL TAKING means the taking of the fee title to all of the Premises and the improvements on said Premises;

              SUBSTANTIAL TAKING means the taking of so much of the Premises or improvements or both that the conduct of Lessee's business on the Premises would be prevented or impaired to the extent that agricultural operations could not be conducted on the Premises at an economically feasible level of profit;

              PARTIAL TAKING means any taking of the fee title that is not either a total taking or a substantial taking.

         (b) In the event of a Total Taking (or a Substantial Taking if Lessee gives Lessor notice of intent to treat such taking as a Total Taking within fifteen (15) days after the nature and extent of the taking have been finally determined), Lessee's interest in the leasehold and Lessee's obligations under this Lease, including but not limited to the obligation to pay rent, shall continue until the date on which the condemnor takes possession, and Lessee's right to apportionment of the award shall accrue as of that date. Upon delivery of possession to the condemnor, this Lease shall terminate.

         (c) In the event of a Partial Taking (or a Substantial Taking if Lessee does not elect to treat it as a Total Taking as provided in subparagraph (b) of this paragraph), this Lease shall remain in full force and effect with respect to the remaining property and

    Lessee's obligation to pay rent shall be reduced at the rate per acre then payable under the provisions of Paragraphs 4 and 5 above for each acre so taken.

         (d) Upon a Total, Substantial, or Partial Taking, all sums, including damages and interest, awarded for the fee or leasehold or both shall be deposited with a bank, savings and loan association, or other mutually agreeable escrow holder, with instructions to distribute the same as follows:

              (i) If the award separately values the interests of Lessee and Lessor in the property taken:

              TO LESSEE: that portion of the award allocable to the interests of Lessee; and

              TO LESSOR: that portion of the award allocable to the interests of Lessor.

              (ii) If the award values the property taken as a whole, the award shall be prorated between Lessee and Lessor in accordance with (A) the value of the interests of the Lessee in the property taken (including, without limitation, the fair market value of the leasehold estate of the Lessee therein for the then unexpired Term (including renewal option periods)) and (B) the value of the interests of the Lessor in the property taken (including, without limitation, the fair market value of the fee estate of the Lessor therein). In the event that the parties are unable to agree upon such proration within ten (10) days after the date of the award, either party may give notice to the other party and submit the controversy for arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The venue for such proceeding shall be Monterey County and any decision in such proceeding shall be binding and not appealable.

         (e) The party receiving any formal or informal notice of intended taking under eminent domain from a public agency shall give the other party prompt notice of the contents of the notice received and the date on which it was received.

         (f) Lessor, Lessee, and all persons and entities holding under Lessee shall each have the right to represent their respective interests in each proceeding or negotiation with respect to a taking of all or any part of the Premises under eminent domain, and to make full proof of their respective claims. No agreement, settlement, sale, or transfer to the condemning agency shall be made without the consent of Lessor and Lessee. Lessor and Lessee each agree to execute and deliver to the other any instruments that may be required to effectuate or facilitate the provisions of this Lease relating to condemnation.

         18. DEVELOPMENT FINANCING. If during the Term, Lessee elects to develop or otherwise to construct improvements on the Premises, as set forth in Paragraph 10 above, the parties hereto agree as follows:

         (a)  The total cost of the work shall be paid for by Lessee.

         (b) Notwithstanding anything herein to the contrary, Lessee is hereby given the absolute right without Lessor's consent to mortgage its interest in this Lease for the purpose of securing any loan to be used by Lessee for the development, improvement and operation of the Premises, but Lessor shall not be required to join or participate in said loan, or to accept any personal responsibility for the repayment of same. No such mortgage shall extend to or affect the fee title or the reversionary interest of Lessor in and to the Premises, or the reversionary interest of Lessor in and to any improvements now or hereafter installed upon the Premises. No such mortgage or assignment thereof shall be binding upon the Lessor in the enforcement of its rights under this Lease, but

    Lessor will provide a copy of any notice of default by Lessee to the mortgage holder and will accept performance by the mortgage holder of any term of this Lease to be performed by Lessee. The mortgage holder shall have thirty (30) days in which to cure any Event of Default by Lessee after the time for Lessee to cure it has expired; provided, however, that if the Event of Default cannot be cured by the payment of money, Lessor will not terminate this Lease if the mortgage holder commences and thereafter diligently pursues to completion foreclosure of its mortgage and pays to Lessor all sums then due and unpaid under the terms of this Lease. The loan documents shall contain a provision allowing, but not obligating, Lessor to cure any default thereunder if Lessee fails to do so. Such mortgage shall provide that a copy of any notice of default served thereunder shall be sent by mail to Lessor at the address given in this Lease for the service of notices hereunder. A duplicate original or certified copy of such mortgage, showing recording data, shall be given to Lessor within ten (10) days after the same is returned from the recorder's office.

         19. PERMANENT FINANCING; SUBORDINATION OF FEE. In the event Lessee desires to obtain long-term financing of its improvements and operations on the Premises (the "Loan"), it shall have the right to do so pursuant to this Paragraph 19 at any time after not less than four hundred (400) acres of the Premises is planted to vineyard and an irrigation system has been installed and is operating on such portion of the Premises. The Loan shall be in the form of a long-term loan from a bank, savings and loan association, insurance company or other lending institution authorized to do business in the State of California.

         Lessor agrees that if requested to do so by Lessee it will execute and deliver to such lender a deed of trust sufficient to subordinate or encumber Lessor's fee title to the Premises to the lien securing the Loan, together with such other loan documents in the standard form then in use by the lender as the lender may reasonably require as a condition of making the Loan. Lessor and Lessee shall negotiate in good faith with respect to such amendments to this Lease as the lender of each Loan requires as a condition to providing the financing, and neither Lessee nor Lessor shall unreasonably withhold its consent to such amendments.

         Lessor represents, warrants and covenants as follows: (a) the Property is encumbered solely by a deed of trust in favor of Metropolitan Life Insurance Company ("MetLife") securing a loan in the principal amount, as of the date hereof, of $800,000 (the "MetLife Loan"); (ii) upon payment of the rental with respect to the Initial Takedown, Lessor shall apply all or part of such payment (together with funds of Lessor, if necessary) to amounts due under the MetLife Loan such that the MetLife Loan shall be brought current; (iii) Lessor shall make all future payments on the MetLife Loan when due and shall perform all other obligations of Lessor with respect thereto when due; (iv) as of the date hereof, Lessor has provided Lessee with true and complete copies of all documents evidencing the MetLife Loan; (v) Lessor shall not amend or otherwise modify the terms of the MetLife Loan without the prior written consent of Lessee (in its sole discretion); and (vi) Lessor shall provide, and shall cause MetLife to provide, to Lessee copies of all notices sent or received by Lessor or Met Life in connection with the MetLife Loan promptly following such sending or receipt. In connection with the obtaining of the Loan and notwithstanding Paragraph 23 below, Lessor agrees to cooperate with Lessee and the Loan lender with respect to any requested refinancing of the MetLife Loan with such Loan lender or any other lender requested by Lessee; provided that Lessor shall not be required to refinance the MetLife Loan upon terms more onerous in the aggregate than the then existing terms of the MetLife Loan. Such refinancing shall be negotiated in good faith by Lessor, Lessee and the refinancing lender. If requested by Lessee, Lessor further agrees to consent to the purchase by Lessee of the MetLife Loan from MetLife and to cooperate with Lessee and MetLife in connection with any such purchase.

         The foregoing provisions of this Paragraph 19 are subject, however, to the following terms, conditions and agreements:

         (a) No Event of Default shall have occurred and be continuing at the time the Loan is to be made.

         (b) The Loan shall be repaid in full on or before termination of this Lease.

         (c) The principal amount of the Loan shall not exceed sixty percent (60%) of the appraised value of the Premises, as determined on or before the date of the Loan, at the expense of Lessee, by a Certified Appraiser (as defined in Paragraph 6 above) mutually acceptable to Lessor and Lessee.

         (d) Lessor's obligation to subordinate their fee title to the Premises to any financing is limited to the Loan and the deed of trust and other loan documents for the Loan.

         (e)  The loan documents for each Loan shall contain provisions that
    (i) Lessor has joined in the execution of the same solely for the purpose of creating a lien against the fee title to the Premises in favor of the lender, and that no personal judgment will be sought or obtained against Lessor by reason of its having joined in the execution of said documents; and (ii) require all notices of default to be served on both Lessor and Lessee and provide that Lessor shall have the right to cure any default if Lessee fails to do so.

         (f) The proceeds of each Loan shall be applied by the lender: first, to the full payment of any outstanding loan taken out by the Lessee pursuant to the provisions of Paragraph 18 above; second to the payment of any and all obligations then due and owing by Lessee to Lessor under the terms of this Lease; and third, the remaining proceeds, if any, shall be paid to Lessee.

              20. EVENTS OF DEFAULT. Any of the following events shall constitute a default (an "Event of Default") under the terms of this Lease:

         (a) The nonpayment of rent or any other sum to be paid by Lessee to Lessor under the terms of this Lease, and the failure of Lessee to make such payment within ten (10) days after receipt of written notice to do so is given to Lessee and to any lender then holding a security interest in the leased land or in the leasehold estate of Lessee pursuant to the provisions of Paragraph 18 or Paragraph 19 above.

         (b) Default by Lessee in the performance of or compliance with any other covenant, condition or restriction contained in this Lease, including by way of this specific reference Paragraph 3 above, as wells as other covenants, conditions or restrictions contained herein, and the failure of Lessee to perform or comply with the same within thirty (30) days after receipt of written notice to do so is given to the Lessee and to any lender then holding a security interest in the Premises or in the leasehold estate of Lessee pursuant to the provision of Paragraph 18 or Paragraph 19 above; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then no Event of Default shall be deemed to have occurred if Lessee commences the cure within that thirty (30)-day period and thereafter diligently prosecutes the cure to completion.

         (c) Abandonment or surrender of the Premises or of the leasehold estate by Lessee.

         (d) The subjection of any material right or interest of Lessee hereunder to attachment, execution or other levy, or to seizure under legal process (except a foreclosure of security given by Lessee to a lender pursuant to the provisions of Paragraph 18 or Paragraph 19 above), if not released within thirty (30) days after receipt of written notice thereof.

         (e) The filing by Lessee of a petition in bankruptcy or insolvency, or for an arrangement or reorganization, or the making of an assignment for the benefit of creditors.

         (f) The filing against Lessee of a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver to take possession of the Premises or improvements thereon or of Lessee's interest in the leasehold or of Lessee's operations on the Premises for any reason (other than a receivership pursuant to any security given by Lessee to any lender referred to in Paragraph 18 or Paragraph 19 above), if not dismissed within ninety (90) days.

         (g) Any default by Lessee in the payment of any loan or other monetary obligation secured by a mortgage or other security instrument given to secure an obligation to any lender referred to in Paragraph 18 or Paragraph 19 above provided that Lessee's default shall have continued beyond any grace or cure period allowed by the applicable loan document.

         21. REMEDIES OF LESSOR ON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, Lessor shall have the following remedies in addition to all other rights and remedies, provided by law or equity, to which Lessor may resort cumulatively or in the alternative:

         (a) Lessor may at Lessor's election terminate this Lease by giving written notice of termination. On the giving of the notice, all Lessee's rights in the Premises shall terminate. Promptly after notice of termination, Lessee shall surrender and vacate the Premises and all improvements thereon, and Lessor may reenter and take possession of the Premises and improvements and eject all parties in possession. Termination under this subparagraph shall not relieve Lessee from any claim for damages previously accrued or then accruing against Lessee. Said damages shall include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided.

         (b) Lessor may at Lessor's election reenter the Premises and, without terminating this Lease, at any time and from time to time relet said Premises and improvements or any part or parts of them for the account and in the name of Lessee or otherwise. Any reletting may be for the remainder of the Term or for a longer or shorter period. Lessor may execute any leases made under this provision either in Lessor's name or in Lessee's name and shall be entitled to all rents from the use, operation, or occupancy of the Premises and improvements. Lessee shall nevertheless pay to Lessor on the due dates specified in this Lease the equivalent of all sums required of Lessee under the terms of this Lease, plus Lessor's expenses, less the net amount realized by Lessor upon any such reletting. No act by or on behalf of Lessor under this provision shall constitute a termination of this Lease unless Lessor gives Lessee written notice of termination.

         (c) Lessor shall be entitled at Lessor's election to each installment of rent or to any combination of installments for any period before termination, plus interest on delinquent installments at the highest interest rate then allowable under the laws of the State of California.

         (d) Upon any reentry of the Premises by Lessor pursuant to the provisions of subparagraphs (a) or (b) above, Lessor may at Lessor's election take possession of all crops on the Premises, harvested and unharvested, and shall thereupon become the owner of the same, without any obligation to compensate Lessee or any other person therefor, except that Lessor shall pay to Lessee all moneys received from the sale of said crops, less all reasonable costs and expenses incurred or expended by Lessor in cultivating, harvesting, processing, handling and selling said crops, less amounts owed to the holder of a security interest given to secure crop financing, and less all sums which may then be due to Lessor from Lessee under the terms of this Lease. Lessor may at Lessor's election use any of Lessee's machinery, equipment, trade fixtures or other personal property left upon the Premises, without compensation and without liability for the use or damage of the same, unless due to Lessor's negligence, or store said property for the account of and at the cost of Lessee.

The waiver by Lessor of any Event of Default shall not be deemed or held to be a waiver of any subsequent or other Event of Default.

         22. SURRENDER AND REMOVAL BY LESSEE; QUITCLAIM. Upon the expiration of the Term or any earlier termination thereof, Lessee shall surrender to Lessor the possession of the Premises and all improvements located thereon. If no Event of Default shall have occurred and be continuing at the time of such termination, Lessee may remove or cause to be removed all of its machinery, equipment, trade fixtures and other personal property located upon the Premises and then owned by Lessee; any of said property not so removed within thirty (30) days after the date of termination shall be considered to have been abandoned and thereafter shall belong to Lessor without the payment of any consideration. Upon such expiration or earlier termination of this Lease, the Lessee agrees to execute, acknowledge and deliver to Lessor in recordable form a proper instrument releasing and quitclaiming to Lessor all right, title and interest of Lessee in and to the Premises and all improvements located thereon. No holding over of the possession of the Premises by Lessee beyond the Term shall be deemed an extension of the Term or create the right to an additional term in the absence of a written agreement executed by Lessor.

         23. LESSOR'S ENCUMBRANCES. Lessor shall not encumber (or refinance any existing encumbrance on) the Premises, the Option Acreage, or any part thereof during the Term without Lessee's prior written consent (in its sole discretion). In the event of a default by Lessor under an encumbrance of Lessor's interest in the Premises or the Option Acreage, or in the event Lessor's interest in the Premises becomes subject to any lien for which Lessee is not responsible under the terms of this Lease and which jeopardizes Lessee's interest in the Premises, Lessee shall have the right, at its sole option, (i) to cure the default or discharge the lien and to deduct the funds expended in connection with such cure or discharge from subsequent rental payments becoming due under the terms of this Lease or (ii) to terminate this Lease without penalty. Lessor shall use its best efforts to cause holders of encumbrances on Lessor's interest in the Premises to agree to accept performance thereunder by Lessee.

         24. OPTION TO EXTEND. So long as no Event of Default shall have occurred and is then continuing, Lessee shall be entitled to extend the term of this lease for four (4) successive five (5)-year terms upon giving to Lessor written notice of Lessee's election to exercise the option to extend the term at least ninety (90) days prior to the expiration of the then existing term hereof. Such renewal shall be upon the same terms and conditions as are herein stated. References in this Lease to the Term shall, to the extent exercised, include the four (4) successive five (5)-year options provided for above.

         25. FIRST RIGHT TO PURCHASE. During the Term and so long as no Event of Default shall have occurred and is then continuing, Lessee shall have the first right to purchase the Premises if Lessor receives a bona fide offer to purchase the same from a third party which it desires to accept, or if Lessor offers to sell the same. In either such case Lessor shall give Lessee written notice of such offer and of all of the terms and conditions thereof, and thereafter Lessee shall have twenty (20) days in which to exercise this first right to purchase by giving to Lessor written notice of Lessee's election to do so. If this first right to purchase is so exercised by Lessee within said twenty (20)-day period, such purchase shall be consummated upon the material terms and conditions specified in such offer; provided, however, that the date for closing of such purchase shall be not less than sixty (60) days after the date of Lessee's notice of election. If this first right to purchase is not so exercised by Lessee within said twenty (20)-day period, it shall lapse and shall be of no further force or effect and Lessor thereafter shall be free to sell the Premises to a third party within one hundred and eighty (180) days after Lessee's first right to purchase lapses, but not for a lesser price or on terms more favorable in any material respect to the purchaser. Any such sale to a third party shall be subject to this Lease, it being expressly understood and agreed that this Lease shall continue in full force and effect notwithstanding said sale.

         26. ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Lease or any interest herein, or underlet the Premises or any part thereof, without the prior written consent of Lessor, except to (a) an affiliate or affiliates of Lessee (I.E., a partnership in which Lessee is a general partner, a joint venture in which Lessee is a joint venturer, or a limited liability company in which Lessee is a member) or (b) a winery in connection with a direct lease pursuant to the provisions of Paragraph 1 above; and neither this Lease, nor any interest herein of Lessee, shall be assignable in proceedings by or against Lessee in bankruptcy, or in insolvency, or in any other manner by operation of law; provided, that Lessor's consent shall not be unreasonably withheld; provided further, that Lessor's consent shall not be required in connection with the transfer of this Lease to any lender who has provided financing under the provisions of Paragraph 18 or Paragraph 19 above and who holds a security interest in the leasehold estate of Lessee, in a foreclosure or other like proceedings instituted by the lender under the terms of any such security instrument, or by an assignment or other conveyance given in lieu of foreclosure. No assignment under the provisions of this paragraph shall be effective, however, until (i) the assignee has given written notice of such assignment to Lessor, stating the name and address of the assignee and the date of transfer, accompanied by a copy of the assignment and the written agreement of the assignee expressly assuming and agreeing to keep and perform all of the obligations of Lessee under this Lease or (ii) the provisions of Paragraph 1 above shall have been satisfied for a direct lease to a winery.

         27. TIME OF THE ESSENCE. Time and specific performance are of the essence of this agreement and of every provision hereof.

         28. SUCCESSORS AND ASSIGNS. Subject to the restriction on assignment hereinabove set forth, this Lease and all of the provisions hereof shall inure to the benefit of and shall be binding upon the heirs, legal representatives, successors and assigns of the respective parties hereto.

         29. ATTORNEYS' FEES. In case either party shall bring suit against the other party or otherwise commence any proceeding to compel the performance of, or to recover for the breach of, any covenant, agreement or condition herein written, or, in the case of Lessor, to recover possession of the Premises or to remove from the record this Lease or any lien or encumbrance thereon created by Lessee, the prevailing party shall be entitled to a reasonable attorneys' fee, to be fixed by the court or arbitrator, as applicable, and made a part of any judgment or decision rendered thereby.

         30. NOTICES. Any notice to be given hereunder will be deemed to have been given if (a) personally served upon the person to whom it is directed, or
(b) deposited in the United States mail, registered or certified, addressed to the party to whom it is directed at the address shown below its signature hereto, or at such other address as said party hereafter may designate for notices hereunder.

         31. MEMORANDUM OF LEASE. The parties agree to execute and have acknowledged a memorandum of lease for purposes of recording in Monterey County, California, which said memorandum shall describe the Premises as being subject to the rights, covenants and restrictions herein contained.

         32.  ESTOPPEL CERTIFICATE.

         (a) Lessor shall at any time upon not less than fifteen (15) days prior written notice from Lessee execute, acknowledge and deliver to Lessee a statement in writing (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect, and (ii) acknowledging that there are not, to Lessor's knowledge, any uncured defaults on the part of Lessee hereunder, or specifying the defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective encumbrancer of the Premises or Lessee's interest therein.

         (b) Lessor's failure to deliver such statement within the time specified shall be conclusive upon Lessor (i) that this Lease is in full force and effect, without modification except as may be represented by Lessee, (ii) that there are no uncured defaults in Lessee's performance, and (iii) that not more than one semi-annual installment of rent has been paid in advance.

         33. SEVERABILITY. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which such term or provision is held invalid or unenforceable, shall not be affected thereby, and shall continue to be valid and to be enforced to the fullest extent permitted by law.

         34. INTERPRETATION. This Lease shall be construed in accordance with the internal laws of the State of California without application of the conflicts of laws provisions thereof. Whenever the contents of any provision shall require, the singular number shall be deemed to include the plural number, and vice versa, and the reference to any gender shall be deemed to include reference to all other genders. For purposes of interpretation or construction in the event of ambiguity, this Lease shall be deemed draft by both parties.
The captions and headings of the paragraphs of this Lease are solely for convenience and shall not be deemed to be a part of this Lease for the purpose of construing the meaning hereof or for any other purpose.

         35. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto with respect to the letting and hiring of the Premises described above and this Lease may not be amended, modified, released or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto or their respective successors or assigns.

         36. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         37. QUIET ENJOYMENT. Lessor covenants and agrees with Lessee that, so long as no Event of Default shall have occurred and be continuing, Lessee may peaceably and quietly have, hold, occupy and enjoy the Premises hereby demised, for the Term of this Lease.

         38. CONFIDENTIALITY. Lessor acknowledges and agrees that, except to the extent set forth in the memorandum of lease recorded pursuant to Paragraph 31 above, this Lease, the terms and provisions set forth herein, and the matters discussed in the negotiation of this Lease are confidential and shall not be disclosed by Lessor without the prior written consent of Lessee, except that Lessor may disclose such matters (a) to Lessor's immediate family members and professional representatives (who shall be informed of and bound by this confidentiality provision) and (b) to the extent compelled to do so by law.

         39.  LESSOR REPRESENTATIVE.  Lessor hereby designates each of Sam
Avila and Margaret J. Avila as its representatives (each, a "Lessor Representative"). Each Lessor Representative is hereby authorized to act individually on behalf of Lessor, and Lessee is entitled to rely upon the actions of any Lessor Representative on behalf of Lessor, for all purposes under or in connection with this Lease, including, without limitation, the execution and delivery of any amendment, waiver or other modification of the terms of this Lease; provided, however, that each payment of rent or any other amount payable by Lessee to Lessor under this Lease shall be delivered and made payable as follows: (a) one-half (1/2) to Sam Avila and Margaret J. Avila, and (b) one-half (1/2) to Valerie Bassetti, as successor co-trustee of the testamentary trust of Joseph Laberere, deceased. Lessor may replace any Lessor Representative by providing five (5) days prior written notice (executed by all members of Lessor) to Lessee, which notice shall set forth the name and address of such replacement Lessor Representative.

    IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above set forth.



LESSOR:                                 LESSEE:
------                                  ------

                                        SCHEID VINEYARDS AND
/s/ Sam Avila                           MANAGEMENT CO., a California
-----------------------------           corporation
SAM AVILA, individually and as
trustee under declaration of
trust dated August 16, 1989

                                        By /s/ Scott D. Scheid
                                          ---------------------------------
/s/ Margaret J. Avila                     Title: Vice President
------------------------------
MARGARET J. AVILA, individually         Address:
and as trustee under declaration               13470 Washington Boulevard
of trust dated August 16, 1989                 Suite 300
                                               Marina del Rey, California 90292

Address:
     P.O. Box 419
     San Ardo, California 93450

/s/ Margaret J. Avila
------------------------------
MARGARET J. AVILA, as successor
co-trustee of the testamentary
trust of Joseph Laberere,
deceased

/s/ Valerie Bassetti
------------------------------
VALERIE BASSETTI, as successor
co-trustee of the testamentary
trust of Joseph Laberere,
deceased

Address:

     c/o Valerie Bassetti
     402 Bassett Street
     King City, California 93930

STATE OF CALIFORNIA     )
                        )  ss
COUNTY OF ______________)



    On _____________, before me, ________________, Notary Public, personally appeared SAM AVILA and MARGARET J. AVILA, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

    WITNESS my hand and official seal.




                                       ---------------------------------------
                                       Signature

[SEAL]


STATE OF CALIFORNIA     )
                        )  ss
COUNTY OF_______________)



    On _______________, before me, __________________, Notary Public, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

    WITNESS my hand and official seal.




                                       ---------------------------------------
                                       Signature

[SEAL]

STATE OF CALIFORNIA     )
                        )  ss
COUNTY OF Monterey      )




    On Feb. 19, 1997, before me, Camille Sundahl, Notary Public, personally appeared VALERIE BASSETTI, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

    WITNESS my hand and official seal.



                                       /s/ Camille Sundahl
                                       ---------------------------------------
                                       Signature

[SEAL]